SCHEDULE A
                            DATED NOVEMBER 17, 2014
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                            DATED NOVEMBER 14, 2012
                                    BETWEEN
                         FROST INVESTMENT ADVISORS, LLC
                                      AND
                              CINQUE PARTNERS LLC

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

FUND                                                                  RATE
----                                                                  ----
Frost  Cinque  Large  Cap  Buy-Write  Equity  Fund                    0.50%


                                             FROST INVESTMENT ADVISORS, LLC

                                             By: /s/ Tom L. Stringfellow
                                             -----------------------------------
                                             Name:  Tom L. Stringfellow
                                             Title: President


                                             CINQUE PARTNERS LLC

                                             By: /s/ Alan Adelman
                                             -----------------------------------
                                             Name:  Alan Adelman
                                             Title: Managing Partner
                                                    Chief Investment Officer